UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): December 5, 2025

NEXTPLAT CORP
(Exact Name of Registrant as Specified in its Charter)

Nevada	001-40447	65-0783722
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

400 Ansin Blvd, Suite A
Hallandale Beach, FL 33009
(Address of principal executive offices and zip code)

(305) 560-5381
(Registrant’s telephone number, including area code)

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c)).

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Common Stock, par value $0.0001	NXPL	The Nasdaq Stock Market, Inc.
Warrants	NXPLW	The Nasdaq Stock Market, Inc.

Item 1.01 Entry into a Material Definitive Agreement.

On December 5, 2025, NextPlat Corp (the “Company”) and Barreto Group, Inc. (“Barreto Group”) entered into a consulting agreement (the “Agreement”) pursuant to which Barreto Group is engaged to provide business development and strategic consulting services to the Company and its wholly owned subsidiaries. Barreto Group is owned and controlled by Rodney Barreto, who serves as the Chairman of the Company’s Board of Directors. The Agreement provides for an initial term of three years commencing on the effective date of December 1, 2025, with automatic one-year renewal terms thereafter unless either party provides written notice of non-renewal at least sixty days prior to the expiration of the then-current term.

Under the Agreement, Barreto Group is to advise the Company on business development matters, including new contracts for the sale of goods or services and strategic transactions such as mergers, acquisitions, and licensing agreements, with duties and responsibilities as may be reasonably assigned by the Company’s Chief Executive Officer or Board of Directors. Barreto Group is required to devote customary business hours to the Company and perform its duties in a competent and professional manner, while being permitted to engage in other non-competing business activities.

As compensation for its services, Barreto Group will receive an annual consulting fee of $52,000. Barreto Group is also authorized to incur reasonable and necessary business expenses in the performance of its duties, which will be reimbursed by the Company upon submission of appropriate documentation, subject to approval by the Board of Directors.

The Agreement may be terminated immediately upon the disability or death of Rodney Barreto, with the Company’s obligations limited to payment of consulting fees earned through the date of termination or as otherwise required by law.

The Agreement was approved by a majority of the disinterested members of the Company’s Board of Directors, including a majority of the Company's independent directors

A copy of the Agreement is filed with this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the Agreement is qualified in its entirety by reference to the full text thereof.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Consulting Agreement, dated as of December 1, 2025, by and between NextPlat Corp and Barreto Group, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXTPLAT CORP.

	By:	/s/ David Phipps
	Name:	David Phipps
	Title:	Chief Executive Officer

Dated: December 9, 2025